                                                                 Exhibit 23(a)








                                June 10, 1996




Board of Directors
SFS Bancorp, Inc.
251-263 State Street
Schenectady, New York  12305

Members of the Board:

     We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement and the reference to our firm in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,


                                 /s/ Silver, Freedman & Taff, L.L.P.

                                SILVER, FREEDMAN & TAFF, L.L.P.